EXHIBIT B


                                                                  EXECUTION COPY


                           IRREVOCABLE PROXY AGREEMENT

                  PROXY AGREEMENT (this "Agreement"), dated as of July 3, 2001, by and among Sun International Hotels Limited, a company incorporated under the laws of The Bahamas (the "Company"), Sun International Investments Limited, a company incorporated under the laws of the British Virgin Islands ("SIIL"), World Leisure Group Limited, a company incorporated under the laws of the British Virgin Islands ("WLG"), Kersaf Investments Limited, a company incorporated under the laws of the Republic of South Africa ("Kersaf"), Caledonia Investments PLC, a company incorporated under the laws of England ("Caledonia"), Mangalitsa Limited, a company incorporated under the laws of The Bahamas ("Mangalitsa"), Cement Merchants SA, a company incorporated under the laws of Panama ("CMS"), Rosegrove Limited, a company incorporated under the laws of the British Virgin Islands ("Rosegrove"), Royale Resorts Holdings Limited, a company incorporated under the laws of Bermuda ("RRHL"), and Sun International Inc., a company incorporated under the laws of Panama ("SINC").

                  WHEREAS, contemporaneously herewith, the parties hereto, among others, have entered into a Registration Rights and Governance Agreement (the "Governance Agreement");

                  WHEREAS, the Governance Agreement provides, among other things, that the parties to this Agreement listed on Exhibit A hereto as grantors (each, a "Grantor") has agreed to grant an irrevocable proxy (each, a "Proxy") to each of the parties to this Agreement listed opposite the name of such Grantor on Exhibit A (each, a "Grantee").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Governance Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Governance Agreement.

     2. Grant. Each Grantor hereby appoints to each Grantee a Proxy to represent and vote the Proxy Shares (as defined in Section 3) held of record by such Grantor on the record date for determining the shareholders of the Company eligible to vote on the matter at issue (the "Record Date"), for and in the name, place and stead of such Grantor at all regular, special or other meetings of the Company's shareholders and at any adjournment of such meetings, held during the time this Agreement is in effect pursuant to Section 4, and to act by consent in lieu of a meeting, or otherwise, with respect to the Proxy Shares at all times this Proxy is in effect pursuant to Section 4, in



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order that such Proxy Shares be voted the same as those Shares held of record by each such Grantee.

      3. Proxy Shares. The term "Proxy Shares" shall mean with respect to each Grantee (a) the ordinary shares, par value $0.001 per share, of the Company held of record by each Grantor as set forth on Exhibit A (including any dividends in kind thereon) or (b) any other class of stock resulting from any reclassification, exchange, substitution, combination, stock split or reverse stock split, including in connection with any merger or otherwise, of such ordinary shares.

      4. Scope and Term. Each Grantor acknowledges and agrees that each Proxy granted pursuant to this Agreement is irrevocable and is coupled with an interest. Each Proxy shall be effective as of the date hereof and shall remain in effect until all of the Proxy Shares subject to this Agreement are sold or foreclosed upon by the Company pursuant to that certain Stock Pledge Agreement, dated as of the date hereof (the "Pledge Agreement"), by and among RRHL and the Company. In addition, this Proxy shall terminate (a) as to any Shares transferred, including pursuant to the Distribution, in accordance with the terms of the Governance Agreement and (b) with respect to CMS Shares only, upon the transfer of such CMS Shares to any member of the CMS Group pursuant to the CMS Option, the CMS RRHL Acquisition or otherwise.

      5. Transfers. If any portion of the Proxy Shares held by the applicable Grantor is hypothecated, pledged, encumbered or has a security interest granted therein (other than under and pursuant to the Pledge Agreement), the transferee of such Shares shall be bound by this Proxy (and shall execute a new proxy in the form of Exhibit B hereto). In the event of any transfer (as defined in the Governance Agreement) of all or any portion of the Proxy Shares which is not permitted to be made pursuant to the Governance Agreement, this Proxy shall remain in full force and effect and such purported transfer shall be void ab inito in accordance with Section 4.1 of the Governance Agreement.

      6. Legend. (a) For so long as any Proxy is effective, the Company agrees to affix to each certificate representing Proxy Shares, the following legend:

          NOTICE: THE POWER TO VOTE THE SHARES REPRESENTED BY THIS SHARE CERTIFICATE IS SUBJECT TO A PROXY WHICH IS IRREVOCABLE.

      (b) The Company shall remove such legend upon the sale of any such Proxy Shares in accordance with the terms and conditions set forth in the Governance Agreement.

      7. Representations and Warranties of the Grantor. Each Grantor hereby represents and warrants jointly but not severally to each Grantee, as follows:

      (a) Existence. Each Grantor has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

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      (b) Power and Authority. Each Grantor has all necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Proxies contemplated hereby, and the execution, delivery and performance of this Agreement by such Grantor and the consummation by such Grantor of the matters contemplated hereby have been duly authorized by all necessary action on the part of such Grantor, and no other proceeding on the part of such Grantor is necessary to authorize the execution, delivery or performance of this Agreement. Each Proxy has been duly and validly executed and delivered by each Grantor and, assuming the valid authorization, execution and delivery of this Proxy by the applicable Grantee, constitutes a legal, valid and binding obligation of the Grantor, enforceable against such Grantor in accordance with its terms.

      (c) No Conflict. None of the execution and delivery of this Agreement by each Grantor, the consummation by such Grantor of the Proxy contemplated hereby or compliance by such Grantor with any of the provisions hereof shall (i) conflict with or violate the Charter Documents of such Grantor, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, lease, permit, franchise, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Grantor is a party or by which such Grantor or any of his or its properties or assets (including the Proxy Shares) may be bound, or (iii) violate any order, writ, injunction, decree, judgment, law, statute, rule, regulation or administrative or arbitral order applicable to such Grantor or any of its properties or assets.

      (d) Title to the Owned Shares. Each Grantor is the holder of record of the Proxy Shares set forth opposite its name on Exhibit A. Such Proxy Shares (and with respect to any member of a Group, the Proxy Shares set forth opposite the names of the members of such Group on Exhibit A) are all the securities of the Company either Beneficially Owned or owned of record by such Grantor as of the date hereof and the Grantor owns no other Equity Securities. Except to the extent set forth in the Pledge Agreement, (i) such Proxy Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Grantor's voting rights, charges and other encumbrances of any nature whatsoever and (ii) such Grantor has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Proxy Shares.

      8. Covenants.

      (a) No Inconsistent Agreements. Each Grantor hereby covenants and agrees that, except as contemplated by this Agreement and the Pledge Agreement, it shall not enter into any agreement, arrangement or understanding (including, without limitation, any voting agreement) with, or grant a proxy or power of attorney to, any Person (other than the Grantees) with respect to the Proxy Shares.

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      (b) Reduction. Each Grantor and Grantee covenants and agrees that, upon consummation of a sale by any Grantor of any Proxy Shares, (i) in the case of a sale of Proxy Shares other that those in respect of which a Proxy has been granted to CMS, the number of Proxy Shares subject to any Proxy shall be reduced so as to maintain the pro rata share of each Grantee as set forth on Exhibit A and (ii) in the case of a sale of Shares in respect of which a Proxy has been granted to CMS, only the number of Shares subject to the Proxy granted to CMS shall be reduced and the pro rata share of each Grantee as set forth on Exhibit A shall be adjusted accordingly.

      (c) Permitted Transfers. In the event of any transfer by any Grantor to any such Grantor's Affiliated Transferees, such Grantor shall cause such Affiliated Transferee to become a party to this Agreement and such Shares shall remain subject to any Proxy granted hereunder.

      9. Amendments; No Waivers.

      (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed by each of the Company, WLG, Kersaf, Caledonia and CMS, and, in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver shall be effective against the Company without the prior approval of a majority of the Company's Independent Directors.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      10. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except as expressly provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

      11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of The Bahamas applicable to agreements made and to be performed entirely therein.

      12. JURISDICTION.

      (a) ANY ACTION OR PROCEEDING AGAINST EITHER OF THE PARTIES HERETO RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT OR ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE, LOCATED IN NEW YORK, NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS, AND SHALL CAUSE EACH OF ITS AFFILITAES TO IRREVOCABLEY CONSENT, TO THE JURISDICTION OF EACH SUCH COURT IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.



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EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS, AND SHALL CAUSE EACH OF
ITS AFFILIATES TO IRREVOCABLY CONSENT, TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED FOR NOTICES HEREUNDER. THE FOREGOING SHALL NOT LIMIT THE RIGHT OF ANY
OF THE PARTIES HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR
TO BRING ANY ACTION OR PROCEEDING, OR TO OBTAIN EXECUTION OF ANY JUDGMENT, IN
ANY OTHER JURISDICTION.

      (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND SHALL CAUSE EACH OF ITS AFFILIATES TO IRREVOCABLY WAIVE, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT IN ANY COURT LOCATED IN NEW YORK, NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES, AND SHALL CAUSE EACH OF ITS AFFILITAES TO IRREVOCABLY WAIVE, ANY CLAIM THAT A COURT LOCATED IN NEW YORK, NEW YORK, IS NOT A CONVENIENT FORUM FOR ANY SUCH ACTION OR PROCEEDING.

      13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

      14. Specific Performance. The parties hereto (and any Person who agrees to be bound hereby pursuant to the terms hereof) acknowledge and agree, and shall cause each of its Affiliates to agree, that their respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by any party (or any of such Persons) of the provisions of this Agreement, in addition to any remedies at law, they shall, respectively, without posting any bond, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

      15. Severability. If any provision of this Agreement or the application of any provision hereof to any party hereto or set of circumstances is held invalid, the remainder of this Agreement and the application of such provision to the other parties hereto or sets of circumstances shall not be affected, unless the provisions held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

                            [Signature pages follow]


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


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     SUN INTERNATIONAL HOTELS LIMITED


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     SUN INTERNATIONAL INVESTMENTS LIMITED


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     WORLD LEISURE GROUP LIMITED


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     KERSAF INVESTMENTS LIMITED


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     CALEDONIA INVESTMENTS PLC


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     MANGALITSA LIMITED

                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:

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                                     CEMENT MERCHANTS SA


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     ROSEGROVE LIMITED


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     ROYALE RESORTS HOLDINGS LIMITED


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     SUN INTERNATIONAL INC.


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:



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
                                                                                               EXHIBIT A

Grantors                            Grantees                  No. of Proxy Shares         Pro Rata Share
--------                            --------                  -------------------         --------------
SIIL                                WLG                              6,143,501.6               34.8%
                                    Mangalitsa                       6,143,501.6               34.8%
                                    CMS                              1,200,376.8               6.8%


Rosegrove                           Mangalitsa                       1,793,531.0               10.1%
                                    WLG                                481,031.0               2.7%
                                    CMS                                350,437.0               2.0%


Sun International Inc.              Mangalitsa                         550,000.0               3.1%
                                    WLG                                550,000.0               3.1%

Royale Resorts Holdings Limited     CMS                                136,170.0               0.8%
                                    WLG                                186,915.0               1.0%
                                    Mangalitsa                         186,915.0               1.0%
